UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As reported by EnLink Midstream Partners, LP (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2015 (the “Signing Current Report”), on December 6, 2015, the Partnership entered into a privately negotiated Convertible Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with Enfield Holdings, L.P. (the “Purchaser”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 50,000,000 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $15.00 per Preferred Unit (the “Issue Price”), resulting in total gross proceeds of approximately $750,000,000. Pursuant to the terms of the Unit Purchase Agreement, the Partnership issued and sold the Preferred Units to the Purchaser on January 7, 2016.

Registration Rights Agreement

On January 7, 2016, in connection with the closing of the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser relating to the registered resale of common units representing limited partner interests in the Partnership (“Common Units”) issuable upon conversion of the Preferred Units (such Common Units, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Partnership has agreed to file up to four shelf registration statements for the resale of the Registrable Securities as soon as practicable upon receipt of a written request from the record holders (“Holders”) of a majority of the Registrable Securities requesting any such filing. Moreover, the Partnership has agreed to use commercially reasonable efforts to cause each such shelf registration statement to remain effective for up to two years from its initial effectiveness.  The Registration Rights Agreement provides certain customary piggyback rights.  In the Registration Rights Agreement, the Partnership has agreed to indemnify Holders that elect to dispose of their registered Common Units in an underwritten offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments any such Holder may be required to make because of any of those liabilities.

Board Representation Agreement

On January 7, 2016, in connection with the closing of the Private Placement, the Partnership, EnLink Midstream GP, LLC, its general partner (the “General Partner”), and EnLink Midstream, Inc., the sole member of the General Partner (“EMI”), entered into a Board Representation Agreement (the “Board Representation Agreement”) with TPG VII Management, LLC, an affiliate of the Purchaser (“TPG”). Pursuant to the Board Representation Agreement, each of the Partnership, the General Partner and EMI has agreed to take all actions necessary or advisable to cause one director serving on the Board of Directors of the General Partner (the “Board”) to be designated by TPG, in its sole discretion. Such designation right will terminate upon the earliest to occur of (i) the Purchaser and its affiliates holding a number of Preferred Units and Common Units issued upon conversion of the Preferred Units that is less than 25% of the number of Preferred Units initially issued to the Purchaser pursuant to the Unit Purchase Agreement, (ii) such time as the sum of (A) the number of Common Units into which the Preferred Units collectively held by the Purchaser and its affiliates are convertible and (B) the aggregate number of Common Units issued upon conversion of the Preferred Units which are then collectively held by the Purchaser and its affiliates represent less than 7.5% of the aggregate number of Common Units then outstanding and (iii) the Purchaser ceasing to be an affiliate of TPG Capital, L.P.  Prior to the termination of the designation right, such director may be removed by TPG at any time, and by a majority of the other directors then serving on the Board for “cause” (as defined in the Board Representation Agreement).

The foregoing descriptions of the Registration Rights Agreement and the Board Representation Agreement do not purport to be complete and are qualified in their entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”), and the Board Representation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, each of which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 7, 2016, EnLink TOM Holdings, LP (the “Buyer”), an indirect subsidiary of the Partnership and EnLink Midstream, LLC (“ENLC”), completed its previously announced acquisition (the “Acquisition”) of

100% of the issued and outstanding membership interests (the “Membership Interests”) of TOMPC LLC (“TOMPC”) and TOM-STACK, LLC (“TOM-STACK” and, together with TOMPC, the “Target Companies”) pursuant to the terms of (a) the TOMPC Securities Purchase Agreement (the “TOMPC Purchase Agreement”), among TOMPC, Tall Oak Midstream, LLC (“Tall Oak”), the Buyer and ENLC and, solely for purposes of Section 6.19 thereof, the Partnership and (b) the TOM-STACK Securities Purchase Agreement (the “TOM-STACK Purchase Agreement” and, together, with the TOMPC Purchase Agreement, the “Acquisition Purchase Agreements”) among Tall Oak, FE-STACK, LLC, TOM-STACK Holdings, LLC (together with Tall Oak, the “Sellers”), TOM-STACK, the Buyer, ENLC and, solely for purposes of Section 6.19 thereof, the Partnership.  The Target Companies own gathering and processing assets in central Oklahoma.  The aggregate base purchase price for the Acquisition is $1,550,000,000, subject to certain customary adjustments for working capital, indebtedness, transaction expenses, equity capital and certain pre-closing extraordinary expenditures of, and certain interim tax amounts payable by, the Target Companies.  Subject to such adjustments, the aggregate base purchase price will be paid in three installments.  The first installment, which was paid to the Sellers at the closing of the Acquisition, consisted of approximately $1,050,000,000 and included (a) approximately $788,000,000 in cash contributed to the Buyer by the Partnership, a portion of which was derived from the proceeds of the Private Placement, and (b) (i) 15,564,009 common units representing limited liability company interests in ENLC issued directly by ENLC to the Sellers pursuant to the terms of the Acquisition Purchase Agreements and (ii) approximately $19,500,000 in cash contributed to the Buyer by ENLC.  The second installment (the “First Subsequent Payment”), which the Buyer must pay to the Sellers any time prior to the first anniversary of the closing of the Acquisition (the “First Anniversary Date”), will consist of $250,000,000 in cash to be contributed to the Buyer by the Partnership.  The final installment, which the Buyer must pay to the Sellers any time prior to the second anniversary of the closing of the Acquisition, will consist of $250,000,000 in cash to be contributed to the Buyer by the Partnership.

The foregoing description of the Acquisition Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the text of (1) the TOM-STACK Purchase Agreement, which was filed as Exhibit 2.1 to the Signing Current Report and (2) the TOMPC Purchase Agreement, which was filed as Exhibit 2.2 to the Signing Current Report, each of which is incorporated herein by reference.

Item 2.06. Material Impairments.

On January 8, 2016, management of the General Partner, concluded that the Partnership will recognize a non-cash income statement charge of between $0.65 billion and $1.00 billion in the aggregate for the quarter ending December 31, 2015 for the impairment of goodwill in its Texas, Louisiana and Crude segments, primarily as a result of the decline in commodity prices and the public trading price of common units representing limited partnership interests in the Partnership.  This determination was made in connection with the Partnership’s required annual goodwill impairment testing for each business unit.  The Partnership does not currently expect this goodwill impairment to result in material future cash expenditures.

Item 3.03. Material Modification to Rights of Securities Holders.

On January 7, 2016, the Partnership issued the Preferred Units pursuant to the Unit Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on January 7, 2016, the Partnership entered into the Registration Rights Agreement with the Purchaser relating to the registered resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report, which descriptions are incorporated in this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, pursuant to the Board Representation Agreement, the Board appointed Christopher Ortega and Tony D. Vaughn as members of the Board.  Neither Mr. Ortega nor Mr. Vaughn will be appointed initially to any committee of the Board.  The Board Representation Agreement is more fully described in Item 1.01 of this Current Report, which description is incorporated in this Item 5.02 by reference.

Mr. Ortega has been a Partner of TPG since June 2013. He has over 10 years of experience in the energy sector and currently sits on the board of Jonah Energy Holdings LLC and is a director of the general partner of Valerus Compression Services, L.P. (doing business as Axip Energy Services, L.P.). From February 2011 through May 2013, Mr. Ortega served as a Principal of TPG. Mr. Ortega has previously served on the boards of AMCI Capital, Barra Energia, Connect Resource Services, DOF Subsea, and LMP Exploration. Mr. Ortega’s responsibilities encompass investment origination, structuring, execution, monitoring, and exit strategy. He has a particular focus on the upstream oil and gas, oilfield services, and midstream sectors. Prior to TPG, Mr. Ortega was employed by First Reserve Corporation, a global private equity and infrastructure investment firm focused on energy, from July 2007 until January 2011, where he served as a Director from January 2009 through January 2011. He graduated magna cum laude from Harvard Law School and received a Master of Business Administration degree from Harvard Business School. Mr. Ortega received his Bachelor of Arts degree, magna cum laude, from Harvard University.

Mr. Vaughn is employed by Devon Energy Corporation (“Devon”), and he was elected to the position of Executive Vice President of Exploration and Production of Devon in 2013. From 1999 until 2013, Mr. Vaughn served in various positions at Devon, including most recently as Senior Vice President Exploration and Production and Strategic Services. Before joining Devon in 1999, Mr. Vaughn spent 12 years with Kerr-McGee Corporation, most recently as Manager of the Rocky Mountain District. He holds a Bachelor of Science degree in Petroleum Engineering from the University of Tulsa and a Bachelor of Science Degree in Business Management from Oral Roberts University. He is a member of the Society of Petroleum Engineers.

Directors are reimbursed for out-of-pocket expenses incurred in connection with service on the Board.  Neither Mr. Vaughn nor Mr. Ortega will receive separate compensation for his service as a director.

Mr. Ortega is a Partner of TPG.  It is possible that conflicts of interest may arise as a result of, among other things, (i) TPG’s involvement with the Private Placement and related matters described in Item 1.01 of this Current Report, which description is incorporated in this Item 5.02 by reference, and (ii) the fact that TPG is a private investment firm with approximately 200 portfolio companies which may, from time to time, provide services or products similar to or in competition with those provided by the Partnership.

Mr. Vaughn is an officer of Devon and his son, Nick Vaughn, is employed by Devon as a manager of operations and owns Common Units currently valued at approximately $150,000.  It is possible that conflicts of interest may arise as a result of, among other things, (i) Devon’s interest as the controlling equityholder of the Partnership and (ii) the following transactions between Devon (and its affiliates) and the Partnership:

EMH Dropdowns

On February 17, 2015, the Partnership acquired a 25% limited partner interest (the “February Transferred Interests”) in EnLink Midstream Holdings, LP (“Midstream Holdings”) from Acacia Natural Gas Corp I, Inc., a subsidiary of ENLC and indirect subsidiary of Devon (“Acacia”) in a drop down transaction.  As consideration for the February Transferred Interests, the Partnership issued 31.6 million Class D Common Units in the Partnership to Acacia.  On May 27, 2015, the Partnership acquired the remaining 25% interest in Midstream Holdings (the “May Transferred Interests”) from Acacia in a drop down transaction.  As consideration for the May Transferred Interests, the Partnership issued 36.6 million Class E Common Units in the Partnership to Acacia.  All of the Class D Common Units and Class E Common Units issued in connection with these drop down transactions have since converted into Common Units.

VEX Dropdown

On April 1, 2015, the Partnership acquired the Victoria Express Pipeline and related truck terminal and storage assets located in the Eagle Ford shale in south Texas, together with 100% of the equity interests (all of which were voting) in certain entities, from Devon in a drop down transaction.  The aggregate consideration paid by the Partnership consisted of $171.0 million in cash, 338,159 Common Units and the Partnership’s assumption of up to $40 million in certain construction costs related to the pipeline.

Devon Secondary Offering

In March 2015, an indirect subsidiary of Devon offered and sold 22,800,000 Common Units in an underwritten public offering for aggregate gross cash consideration of approximately $674,116,200.

Partnership Common Unit Private Placement

On October 29, 2015, EMI, an indirect subsidiary of Devon, purchased 2,849,100 Common Units from the Partnership for an aggregate cash purchase price of $50,000,000.

Any conflicts of interest that may arise out of the foregoing, or any other conflicts of interest, will be addressed by the Board in accordance with its Code of Business Conduct and Ethics.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Partnership Agreement

On January 7, 2016, in connection with the closing of the Private Placement, the General Partner adopted the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to consolidate prior amendments and set forth the terms of the Preferred Units.

Under the terms of the Amended Partnership Agreement, the Preferred Units are convertible into Common Units on a one-for-one basis, subject to certain adjustments, on the first business day following the record date for the quarter ending June 30, 2017 (a) in full, at the option of the Partnership, if the volume weighted average price (“VWAP”) of a Common Unit over the 30-trading day period ending two trading days prior to the date the Partnership delivers a notice of conversion (the “Conversion VWAP”) is greater than 150% of the Issue Price or (b) in full or in part, at the option of the Purchaser.  In addition, upon certain events involving a change of control of the General Partner or the managing member of ENLC, all of the Preferred Units will automatically convert into a number of Common Units equal to the greater of (i) the number of Common Units into which the Preferred Units would then convert and (ii) the number of Preferred Units to be converted multiplied by an amount equal to (x) 140% of the Issue Price divided by (y) the Conversion VWAP.

Pursuant to the Amended Partnership Agreement, the Purchaser will receive a quarterly distribution, subject to certain adjustments, equal to (x) for each quarter beginning with the current quarter through the quarter ending June 30, 2017, an annual rate of 8.5% on the Issue Price payable in-kind in the form of additional Preferred Units and (y) thereafter, at an annual rate of 7.5% on the Issue Price payable in cash (the “Cash Distribution Component”) plus an in-kind distribution equal to the greater of (A) an annual rate of 1.0% of the Issue Price and (B) an amount equal to (i) the excess, if any, of the distribution that would have been payable had the Preferred Units converted into Common Units over the Cash Distribution Component, divided by (ii) the Issue Price.

The Preferred Units have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, with each Preferred Unit entitled to one vote for each Common Unit into which such Preferred Unit is convertible. The Preferred Units will have class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the terms of the Preferred Units.

Upon any liquidation and winding up of the Partnership or the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, each record holder of Preferred Units will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the positive value in each such record holder’s capital account in respect of such Preferred Units.

Amendment to LLC Agreement

On January 7, 2016, in connection with the Board Representation Agreement described in Item 1.01 above, EMI entered into Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement Amendment”) to provide for the designation of a member of the Board by each of TPG and Devon.

The foregoing descriptions of the Amended Partnership Agreement and the General Partner LLC Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report, and the General Partner LLC Agreement Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report, each of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

As permitted under this item, the Partnership will file any financial statements required by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

As permitted under this item, the Partnership will file the pro forma financial information required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

3.1	—	Eighth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of January 7, 2016.

3.2	—	Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of January 7, 2016.

4.1	—	Registration Rights Agreement, dated as of January 7, 2016, by and between EnLink Midstream Partners, LP and Enfield Holdings, L.P.

10.1	—	Board Representation Agreement, dated as of January 7, 2016, by and among EnLink Midstream GP, LLC, EnLink Midstream Partners, LP, EnLink Midstream, Inc. and TPG VII Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: January 12, 2016	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

3.1	—	Eighth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of January 7, 2016.

3.2	—	Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of January 7, 2016.

4.1	—	Registration Rights Agreement, dated as of January 7, 2016, by and between EnLink Midstream Partners, LP and Enfield Holdings, L.P.

10.1	—	Board Representation Agreement, dated as of January 7, 2016, by and among EnLink Midstream GP, LLC, EnLink Midstream Partners, LP, EnLink Midstream, Inc. and TPG VII Management, LLC.